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                                                                      EXHIBIT 5

                                 March 20, 1997

REMEC, Inc.
9404 Chesapeake Drive
San Diego, CA 92123


                       Registration Statement on Form S-8
                       ----------------------------------

     Ladies and Gentlemen: We have acted as counsel to REMEC, Inc. a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about March 20, 1997, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 90,445 shares of its Common Stock, par value $.01 (the "Shares"). The Shares are issuable upon exercise of options to purchase Common Stock under the Radian Technology, Inc. 1987 Stock Option Plan (the "Plan") which was assumed by the Company in connection with its acquisition of Radian Technology, Inc.

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

       (a) The Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of February 26, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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REMEC, Inc.
March 20, 1997                                                  Page 2

       (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

       (c) A Certificate of the Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the Plan and the Registration Statement, and (ii) certifying as to certain factual matters;

        (d) The Registration Statement;

        (e) The Plan; and

       (f) A Certificate of ChaseMellon Shareholder Services, the Company's transfer agent, dated February 28, 1997, as to certain factual matters.

        This opinion is limited to the federal law of the United States of America and the law of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plan is paid for each Share, and (iv) all applicable securities laws are complied with, it is our opinion that, when issued by the Company, after payment therefor in the manner provided in the Plan, the Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.
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REMEC, Inc.                                             Page 3
March 20, 1997


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                        Very truly yours,

                        /s/ HELLER EHRMAN WHITE & McAULIFFE